UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2010

HAWKER BEECHCRAFT ACQUISITION

COMPANY, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-147828	71-1018770
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10511 East Central, Wichita, KS	67206
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (316) 676-7111

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2009, Hawker Beechcraft Company entered into an employment agreement with Mr. Worth W. Boisture, Jr., President of Hawker Beechcraft Acquisition Company, LLC (the “Company”), pursuant to which, among other things, the Company agreed to purchase Mr. Boisture’s residence in Savannah, Georgia if he was unable to sell the residence. On April 7, 2010, Mr. Boisture’s residence was purchased by a third-party relocation agent acting on the Company’s behalf for $1.04 million, the average appraised value of the residence based on two independent third party appraisals. In addition to the residence’s purchase price, the Company agreed to pay Mr. Boisture $360,000 (representing the difference between $1.4 million and the selling price of the residence), and a gross-up payment of $254,859 in respect of additional taxes owed by Mr. Boisture with respect to this payment.

Mr. Boisture has agreed that if the relocation agent ultimately sells the residence for less than $1 million, Mr. Boisture will refund the Company 50% of any amounts for which the residence sells for less than $1 million, subject to an agreed floor amount.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

By Hawker Beechcraft, Inc., its Sole Member

/s/ Sidney E. Anderson
Sidney E. Anderson, Vice President and Chief Financial Officer

Dated: April 19, 2010